Exhibit 10.31

FOURTH ADDENDUM TO

ADCENTER LICENSE, HOSTING AND SUPPORT AGREEMENT

This Addendum is entered into between IAC Search & Media, a Delaware corporation (“Partner”) and LookSmart, Ltd., a Delaware corporation (“LookSmart”) and is the fourth addendum to that certain AdCenter License, Hosting and Support Agreement by and between Partner and LookSmart entered into as of May 16, 2005, as amended by the parties in three addenda effective January 2006, May 2006, and January 2007, respectively (the “Agreement”).

This Fourth Addendum is effective as of June 11, 2007.

Whereas, LookSmart has developed additional functionality to its AdCenter to enable the serving of advertisements in response to the content of viewed web pages (“Contextual Ad Serving”); and

Whereas, pursuant to Section 5(c) of the Agreement, LookSmart wishes to provide this Contextual Ad Serving functionality to Partner;

Therefore, Partner and LookSmart agree as follows:

1. Delivery: LookSmart agrees that it will make Contextual Ad Serving available to Partner on June 11, 2007.

2. Service Levels: The Service Level Agreement attached to the Agreement as Exhibit A will apply to Contextual Ad Serving, except when the AdCenter is required to retrieve content from Partner Network in order to have a copy or refresh a copy of the content.

3. Contextual Ad Serving Metrics: LookSmart will develop a system for measuring latency for those contextual ad calls that require LookSmart to retrieve content from Partner Network in order to have a copy or refresh a copy of the content (excluding the time required for LookSmart to retrieve the content from Partner Network) (the “Contextual Ad Serving Metrics”) by August 1, 2007. The Contextual Ad Serving Metrics will not be subject to the existing Service Level Agreement.

4. Except as modified herein, the Agreement shall remain in full force and effect.

Partner		LookSmart, Ltd.

By:	/s/ Dominic Butera	By:	/s/ Michael Schoen
Name:	Dominic Butera	Name:	Michael Schoen
Title:	Chief Financial Officer	Title:	Vice President, Product and Technology